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                                                                EXHIBIT 24


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale S. Coenen and Kai Kosanke, and each of them his true and lawful attorneys-in-fact and for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


               Signature                Title                 Date
         -----------------------  ---------------------  --------------

         /s/   Dale S. Coenen     Chairman of the Board    May 14, 1997
         -----------------------  and Chief Executive
         Dale S. Coenen           Officer and Director


         /s/   Duncan Miller      Director                 May 14, 1997
         -----------------------
         Duncan Miller


         /s/   Gerald Murphy      Director                 May 14, 1997
         -----------------------
         Gerald Murphy


         /s/   Matthew M. Wirgau  Director                 May 14, 1997
         -----------------------
         Matthew M. Wirgau








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